Exhibit 5.1

March 10, 2017

Synchronoss Technologies, Inc.

200 Crossing Boulevard, 8th Floor

Bridgewater, NJ 08807

Re:                         Synchronoss Technologies, Inc. (the “Company”) Registration Statement for

2,485,320 shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Synchronoss Technologies, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Act”), relating to the registration by the Company of up to (i) 985,691 shares issuable pursuant to equity awards assumed by the Company in connection with its acquisition of Intralinks Holdings, Inc. and (ii) 1,499,629 shares of common stock available for issuance under the Intralinks Holdings, Inc. 2010 Equity Incentive Plan, as amended and restated, and the Intralinks Holdings, Inc. 2007 Stock Option and Grant Plan (together, the “Intralinks Plans”) being assumed by Company (all shares of which have been adjusted to reflect such number of shares of the Company’s Common Stock based on the exchange ratio in that certain Agreement and Plan of Merger, dated as of December 5, 2016, by and among the Company, GL Merger Sub, Inc., and Intralinks Holdings, Inc.), collectively representing an aggregate of up to 2,485,320 shares of the Company’s Common Stock, $0.0001 par value per share (the “Shares”).

This opinion is being delivered in connection with the Registration Statement, to which this opinion appears as an exhibit.

In connection with this opinion, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the applicable Plan. We have also examined and relied upon the Registration Statement and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With your consent, we have relied upon certificates and other assurances of officers of the Company as to factual matters without having independently verified such factual matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon and subject to the foregoing, we advise you that, in our opinion, when the Shares have been issued and sold by the Company pursuant to the applicable provisions of the applicable Plan and pursuant to the agreements which accompany the applicable Plan, and in accordance with the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP